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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement ($150,000,000 exchange offer, 12 3/4% Senior Subordinated Notes due 2010, Series B) on Form S-4 of Orius Corp. of our report dated February 27, 1998 relating to the financial statements of Channel Communications, Inc. (f/k/a Kenya Corp.)as of and for the year ended December 31, 1997, which appear in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.



Williams Young, LLC



/s/ WILLIAMS YOUNG, LLC



Madison, Wisconsin


September 11, 2000